Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES 5TH CONSECUTIVE YEAR OF RECORD EARNINGS FOR 2014, UP 9%; ASSET GROWTH TO RECORD SIZE OF $3.6 BB; REGULAR DIVIDEND DECLARED

Medford, MA, January 20, 2015—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $21,860,000 for the year ended December 31, 2014, or $3.93 per Class A share diluted, an increase of 9.0% compared to net income of $20,046,000, or $3.61 per Class A share diluted, for the same period a year ago. Total assets increased 5.6% from $3.4 billion at December 31, 2013 to $3.6 billion at December 31, 2014. For the quarter ended December 31, 2014, net income totaled $5,623,000 or $1.01 per Class A share diluted, an increase of 11.9% compared to net income of $5,025,000, or $0.90 per Class A share diluted, for the same period a year ago.

Net interest income totaled $66.2 million for the year ended December 31, 2014 compared to $61.0 million for the same period in 2013. The 8.7% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin increased from 2.21% on a fully taxable equivalent basis in 2013 to 2.22% on the same basis for 2014. This was primarily the result of a decrease in rates paid on deposits and borrowed funds. Also, interest expense increased slightly as a result of an increase in deposit balances and there was a 8.5% increase in the average balances of earning assets, combined with a similar increase in average deposits.

The provision for loan losses decreased by $660,000 from $2.7 million for the year ended December 31, 2013 to $2.1 million for the same period in 2014, primarily as a result of changes in the portfolio composition and changes in qualitative economic factors. The Company capitalized on favorable market conditions for the year ended December 31, 2014 and realized net gains on sales of investments of $450,000, as compared to $3.0 million for the same period in 2013. The Company’s effective tax rate decreased from 4.8% in 2013 to 3.8% in 2014 primarily as a result of an increase in tax-exempt income.

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At December 31, 2014, total equity was $192.5 million compared to $176.5 million at December 31, 2013. The Company’s equity increased primarily as a result of earnings, offset somewhat by an increase in other comprehensive loss, net of taxes, and dividends paid. Other comprehensive loss, net of taxes, increased as a result of an increase in the additional pension liability. The pension liability increased as a result of an increase in the discount rate utilized and the impact of recently updated mortality tables. This was offset somewhat by a decrease in unrealized losses on securities available-for-sale and securities transferred from available-for-sale to held-to-maturity. During the third quarter of 2013, $987.0 million of securities available-for-sale with unrealized losses of $25.3 million were transferred to securities held-to-maturity. This was done in response to rising interest rates.

The Company’s leverage ratio stood at 6.91% at December 31, 2014, compared to 6.50% at December 31, 2013. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of December 31, 2014 was $34.57 per share compared to $31.76 at December 31, 2013.

The Company’s allowance for loan losses was $22.3 million or 1.68% of loans outstanding at December 31, 2014, compared to $20.9 million or 1.66% of loans outstanding at December 31, 2013. The increase in the allowance for loan losses was due to the increase in the size of the loan portfolio. Non-performing assets totaled $4.1 million at December 31, 2014, compared to $2.5 million at December 31, 2013.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable February 17, 2015 to stockholders of record on February 2, 2015.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-six full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	December 31,	December 31,
	2014	2013
Assets
Cash and Due From Banks	$43,367	$59,956
Federal Funds Sold and Interest-bearing Deposits In Other Banks	261,991	34,722

Short-term Investments	2,131	4,617

Securities Available-For-Sale (AFS)	448,390	464,245

Securities Held-to-Maturity	1,406,792	1,487,884

Federal Home Loan Bank of Boston stock, at cost	24,916	18,072

Loans:
Commercial & Industrial	149,732	76,675
Municipal	41,850	32,737
Construction & Land Development	22,744	33,058
Commercial Real Estate	696,272	696,317
Residential Real Estate	257,305	286,041
Consumer and Other	12,188	9,658
Home Equity	151,275	130,277

Total Loans	1,331,366	1,264,763
Less: Allowance for Loan Losses	22,318	20,941

Net Loans	1,309,048	1,243,822

Bank Premises and Equipment, net	24,182	23,400
Accrued Interest Receivable	6,241	6,539
Goodwill	2,714	2,714
Other Assets	94,264	85,183

Total Assets	$3,624,036	$3,431,154

Liabilities
Demand Deposits	$484,928	$475,862

Interest Bearing Deposits:
Savings and NOW Deposits	978,619	992,796
Money Market Accounts	890,899	864,957
Time Deposits	383,145	382,224

Total Interest Bearing Deposits	2,252,663	2,239,977

Total Deposits	2,737,591	2,715,839

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	212,360	214,440
Other Borrowed Funds	395,500	255,144

Total Borrowed Funds	607,860	469,584

Other Liabilities	50,002	33,176
Subordinated Debentures	36,083	36,083

Total Liabilities	3,431,536	3,254,682

Total Stockholders’ Equity	192,500	176,472

Total Liabilities & Stockholders’ Equity	$3,624,036	$3,431,154

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Year ended December 31, 2014 and 2013

(in thousands)

	Quarter ended December 31,		Year ended December 31,
	2014	2013	2014	2013

Interest Income:
Loans	$12,340	$12,562	$50,108	$49,296
Securities Held-to-Maturity	7,841	7,495	31,745	16,615
Securities Available-for-Sale	800	789	3,166	13,369
Federal Funds Sold and Interest-bearing Deposits In Other Banks	81	101	352	485

Total Interest Income	21,062	20,947	85,371	79,765

Interest Expense:
Savings and NOW Deposits	628	652	2,539	2,585
Money Market Accounts	682	677	2,715	2,472
Time Deposits	1,106	1,120	4,421	4,777
Securities Sold Under Agreements to Repurchase	107	93	391	361
Other Borrowed Funds and Subordinated Debentures	2,317	2,300	9,070	8,610

Total Interest Expense	4,840	4,842	19,136	18,805

Net Interest Income	16,222	16,105	66,235	60,960

Provision For Loan Losses	400	460	2,050	2,710

Net Interest Income After
Provision for Loan Losses	15,822	15,645	64,185	58,250

Other Operating Income
Service Charges on Deposit Accounts	1,995	2,073	8,063	8,113
Lockbox Fees	754	733	3,099	3,079
Net Gain on Sales of Investments	450	354	450	3,019
Net Gain on Sales of Loans	536	326	757	1,564
Other Income	693	700	2,902	2,840

Total Other Operating Income	4,428	4,186	15,271	18,615

Operating Expenses
Salaries and Employee Benefits	8,764	9,386	35,096	35,244
Occupancy	1,398	1,285	5,503	5,000
Equipment	620	552	2,329	2,298
FDIC Assessment	494	478	1,970	1,790
Other	3,230	2,989	11,832	11,480

Total Operating Expenses	14,506	14,690	56,730	55,812

Income Before Income Taxes	5,744	5,141	22,726	21,053

Income Tax Expense	121	116	866	1,007

Net Income	$5,623	$5,025	$21,860	$20,046

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	December 31,	December 31,
	2014	2013
Assets
Cash and Due From Banks	$65,599	$59,603
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	129,472	174,264

Securities Available-For-Sale (AFS)	500,928	997,983
Securities Held-to-Maturity (HTM)	1,499,995	812,448

Total Loans	1,307,888	1,184,912
Less: Allowance for Loan Losses	21,876	20,452

Net Loans	1,286,012	1,164,460

Unrealized (Loss) Gain on Securities AFS and HTM Transfers	(20,172)	(6,236)
Bank Premises and Equipment	23,516	23,551
Accrued Interest Receivable	7,095	6,247
Goodwill	2,714	2,714
Other Assets	88,040	81,121

Total Assets	$3,583,199	$3,316,155

Liabilities
Demand Deposits	$481,035	$441,193

Interest Bearing Deposits:
Savings and NOW Deposits	1,096,303	1,037,320
Money Market Accounts	920,485	800,052
Time Deposits	372,699	387,514

Total Interest Bearing Deposits	2,389,487	2,224,886

Total Deposits	2,870,522	2,666,079

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	216,937	203,888
Other Borrowed Funds	235,627	194,949

Total Borrowed Funds	452,564	398,837

Other Liabilities	35,033	42,017
Subordinated Debentures	36,083	36,083

Total Liabilities	3,394,202	3,143,016

Total Stockholders’ Equity	188,997	173,139

Total Liabilities & Stockholders’ Equity	$3,583,199	$3,316,155

Total Average Earning Assets - QTD	$3,416,046	$3,342,186

Total Average Earning Assets - YTD	$3,438,283	$3,169,607

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	December 31, 2014	December 31, 2013
Performance Measures:

Earnings per average Class A share, diluted, quarter	$1.01	$0.90
Earnings per average Class A share, diluted, year-to-date	$3.93	$3.61
Return on average assets, year-to-date	0.61%	0.60%
Return on average stockholders’ equity, year-to-date	11.57%	11.58%
Net interest margin (taxable equivalent), quarter	2.18%	2.20%
Net interest margin (taxable equivalent), year-to-date	2.22%	2.21%
Efficiency ratio, year-to-date	62.0%	63.0%
Book value per share	$34.57	$31.76
Tangible book value per share	$34.09	$31.27
Tangible capital / tangible assets	5.24%	5.07%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,567,855	5,557,419
Average Class A shares outstanding, diluted, year-to-date	5,562,209	5,557,693

Shares outstanding Class A	3,600,729	3,580,404
Shares outstanding Class B	1,967,180	1,976,180

Total shares outstanding at period end	5,567,909	5,556,584

Asset Quality and Other Data:

Allowance for loan losses / loans	1.68%	1.66%
Nonaccrual loans	$4,146	$2,549
Nonperforming assets	$4,146	$2,549
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$3,296	$5,969
Net charge-offs, year-to-date	$673	$966

Leverage ratio	6.91%	6.50%
Tier 1 risk weighted capital ratio	13.87%	13.67%
Total risk weighted capital ratio	15.12%	14.92%
Total risk weighted assets	$1,779,573	$1,660,881